UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 10, 2006
TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-22999	94-2432628
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
423 West 55th Street, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices, including zip code)
(212) 949-5000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 10, 2006, Tarragon Corporation (“Tarragon”) and six of its wholly owned subsidiaries entered into an agreement with Barclays Capital Real Estate, Inc. (“Barclays”) to modify six loans secured by assets in Florida and South Carolina totaling $215 million, and to extend the maturity of each of the loans for two years. Under the agreement with Barclays, the loans will be cross-collateralized and cross-defaulted, and will be secured by a single amended and restated mortgage instrument encumbering each of the six properties pledged as collateral for the original loans. The pledged properties are Via Lugano, located in Boynton Beach, Florida; Madison at Park West, in Mt. Pleasant, South Carolina; Cobblestone, in Sanford, Florida; Promenade at Reflection Lakes, in Ft. Myers, Florida; Monterra at Bonita Springs, in Bonita Springs, Florida; and The Quarter at Ybor City, in Tampa, Florida. Tarragon has guaranteed repayment of up to $15.4 million in principal amount of the aggregate indebtedness under the six loans. The indebtedness is otherwise non-recourse.
     Tarragon has had other credit relationships with Barclays, but as of the date of this report, the only outstanding borrowings are the six loans referenced above.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ ERIN D. PICKENS
Erin D. Pickens
Executive Vice President and Chief Financial Officer

Date: October 16, 2006